UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 19, 2014

Dominion Resources, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	001-08489	54-1229715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 19, 2014, Dominion Resources, Inc. (NYSE: D) filed a registration statement on Form S-3 (File No. 333-201149), which was automatically effective upon filing with the Securities and Exchange Commission on that date (the “Registration Statement”). The Registration Statement permits the Company to sell various debt and equity securities from time in order to meet the Company’s capital needs as they arise. This Registration Statement will replace the Company’s existing registration statement on Form S-3 (File No. 333-179213).

In addition, today the Company also entered into four separate Sales Agency Agreements with each of BNY Mellon Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. LLC (collectively the “Sales Agents”) pursuant to which the Sales Agents will act, each in their individual capacity as a sales agent, as the Company’s sales agents with respect to offerings from time to time of up to $500,000,000 aggregate offering amount of the Company’s common stock (the “Shares”). These agreements replace prior agreements with the same Sales Agents in relation to the expiring program discussed below. Sales of the Shares, if any, will be made by means of (i) privately negotiated transactions, or (ii) by any other method or payment permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including sales made directly on the New York Stock Exchange or sales made to or through a market maker or through an electronic communications network.

This “at the market” offering program replaces the program the Company previously had in place which is expiring. The new program includes $500,000,000 that remained unsold under the previous program.

Any Shares sold will be issued pursuant to the Company’s Registration Statement.

A form of the Sales Agency Agreement is filed as Exhibit 1.2 to the Company’s Registration Statement.

Item 9.01 Financial Statements and Exhibits

Exhibits

5.1	Opinion of McGuireWoods LLP.*

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ Mark O. Webb
Name:	Mark O. Webb
Title:	Vice President, General Counsel and Chief Risk Officer

Date: December 19, 2014